                                                                   EXHIBIT 10.23

                    CONSENT AND LOAN MODIFICATION AGREEMENT


    THIS CONSENT AND LOAN MODIFICATION AGREEMENT ("Agreement") is dated as of
the     day of June, 1997 (the "Effective Date"), by and between THE SUMITOMO
    ---
BANK, LIMITED, a Japanese banking institution acting through its NEW YORK BRANCH ("Lender"), STUART S. LEVIN and GERALD R. PERRAS, either of whom may act ("Trustee"), SOUTHWEST MARKET LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Borrower"), BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"), and MORTIMER B. ZUCKERMAN and EDWARD H. LINDE (each an "Initial Guarantor" and jointly and severally the "Initial Guarantors").

                                   RECITALS:

      WHEREAS, Borrower and Lender are the parties to that certain Construction Loan Agreement, dated as of February 22, 1991, pursuant to which Lender, in periodic advances, advanced to Borrower the aggregate principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) (the "Loan"), as amended by that certain Loan Modification and Extension Agreement, made as of September 26, 1994, by and among Borrower, Lender, and Initial Guarantors (collectively, the "Loan Agreement"); and

     WHEREAS, all advances made by Lender to Borrower pursuant to the Loan Agreement are evidenced by that certain $125,000,000 Promissory Note made by Borrower to the order of Lender and dated as of February 27, 1991, as amended by that certain Allonge by and among Borrower and Lender dated as of September 26, 1994 (collectively, the "Note"); and

     WHEREAS, the Note is secured by, among other things, (i) that certain Construction Loan Deed of Trust and Security Agreement dated as of February 22, 1991, and effective as of February 27, 1991, from Borrower, as trustor, to Trustee for the benefit of Lender, which was recorded as Instrument Number 10516 among the land records of the District of Columbia and encumbering certain real property located in the District of Columbia and more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the
---------
"Property"), as amended by that certain First Amendment to Construction Loan Deed of Trust and Security Agreement by and among Borrower, Lender and Trustee, made as of September 9, 1994, and effective as of September 21, 1994, which was recorded among the Land Records of the District of Columbia as Instrument Number 76268, as amended by that certain Second Amendment to Construction Loan Deed of Trust and Security Agreement by and among Borrower, Lender and Trustee, made as of September 23, 1994, and effective as of September 26, 1994, which was recorded among the Land Records of the District of

Columbia as Instrument Number 80521 (collectively, the "Deed of Trust"), and
(ii) that certain Collateral Assignment of Leases, Rents, Profits and Income and Pledge of Accounts dated as of February 22, 1991, and effective as of February 27, 1991, by Borrower to Lender which was recorded among the Land Records of the District of Columbia as Instrument Number 10517, as amended by that certain First Amendment to Collateral Assignment of Leases, Rents, Profits and Income and Pledge of Accounts made as of September 23, 1994, and effective as of September 26, 1994, by and among Borrower and Lender, which was recorded among the Land Records of the District of Columbia as Instrument Number 80520 (collectively, the "Assignment of Rents"); and

     WHEREAS, in connection with the Loan the Initial Guarantors executed and delivered to Lender that certain Interest Guaranty and Indemnity dated February 22, 1991, as amended by that certain First Amendment to Interest Guaranty and Indemnity made as of September 26, 1994 by and among Lender and Initial Guarantors, as amended herein (collectively, the "Interest Guaranty"); and

     WHEREAS, in connection with the Loan the Initial Guarantors executed and delivered to Lender that certain Environmental Guaranty dated February 22, 1991 (the "Environmental Guaranty" and, together with the Interest Guaranty, the "Initial Guarantees"); and

     WHEREAS, Borrower is a District of Columbia limited partnership, and its sole general partner is Boston Southwest Associates Limited Partnership, a Massachusetts limited partnership ("BSALP"), and the general partner of BSALP is Independence Square, Inc., a Delaware corporation ("ISI"), and the shareholders of ISI are Mortimer B. Zuckerman and Edward H. Linde; and

     WHEREAS, concurrently herewith, an initial public offering (the "IPO") of shares in Boston Properties, Inc., a Delaware corporation (the "REIT") is taking place in accordance with the S-11 registration statement as filed with the Securities and Exchange Commission as a "red herring" on May 27, 1997 and made effective prior to the date hereof by the Securities and Exchange Commission; and

     WHEREAS, the REIT is the sole general partner of the Operating Partnership; and

     WHEREAS, the REIT and the Operating Partnership collectively own 100% of the membership interests in Boston Properties LLC, a Delaware limited liability company ("BP LLC"); and

     WHEREAS, the REIT, the Operating Partnership and BP LLC were formed to succeed to the real estate business of the Borrower and other companies founded by the Initial Guarantors; and

        WHEREAS, concurrently herewith, the following partnership transfers are taking place: (i) a one percent (1%) general partnership interest in Borrower is being transferred to BP LLC, and (ii) the Operating Partnership is succeeding to
(x) the remaining sixty-nine percent (69%) general partnership interest in Borrower which is being converted into a sixty-nine percent (69%) limited partnership interest in Borrower, and (y) the remaining thirty percent (30%) limited partnership interest in Borrower; and

        WHEREAS, in connection with such partnership transfers the Operating Partnership has agreed to execute new guaranty agreements in accordance with the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender, Initial Guarantors and Operating Partnership hereby agree as follows:

        1. The foregoing recitals are incorporated into this Agreement for all purposes by this reference.

        2. Notwithstanding anything to the contrary contained in the Loan Agreement, Deed of Trust, Assignment of Rents, Note, Initial Guarantees or any other instruments evidencing or securing the Loan (collectively, the "Loan Documents"), Lender hereby consents (i) to the transfer and assignment by BSALP of a one percent (1%) general partnership interest in Borrower to BP LLC, and
(ii) to the Operating Partnership succeeding to a sixty-nine percent (69%) general partnership interest in Borrower which is simultaneously being converted into a sixty-nine percent (69%) limited partnership interest in Borrower, and
(iii) to the Operating Partnership succeeding to the remaining thirty percent (30%) limited partnership interest in Borrower, and (iv) to BP LLC becoming the sole general partner of Borrower with a one percent (1%) partnership interest, and (v) to the Operating Partnership becoming the limited partner of Borrower with a ninety-nine percent (99%) partnership interest. Lender acknowledges and agrees that any and all conditions to such consent, whether contained in the Loan Documents, or otherwise, have been satisfied.

        3. Notwithstanding the provisions of Section 7.22 of the Loan Agreement or Section 1.20 of the Deed of Trust, or anything else to the contrary contained in any of the Loan Documents, Lender hereby acknowledges and agrees, that without any notice to or consent by Lender, any person or entity may engage from time to time in transfers of stock, membership, partnership or other equity interests in BP LLC, the Operating Partnership, the REIT, or any of their respective direct or indirect owners; provided, however, that any such transfer does not result in the occurrence of any of the following: (i) the REIT ceases to be the sole general partner of the Operating Partnership or ceases to own at least a five percent (5%) interest in the Operating Partnership, (ii) the Operating Partnership ceases to be the sole managing member of BP LLC, a Delaware limited liability company, (iii) the Operating Partnership ceases to own a controlling interest (which, in any event, must not be less than a

51% ownership interest) in BP LLC, or (iv) BP LLC ceases to be the sole general partner of Borrower or ceases to own at least a one percent (1%) interest in Borrower.

     4. From and after the Effective Date, all references contained in the Loan Documents to the general partner of Borrower shall be deemed to refer to BP LLC (and its permitted assigns) and not to BSALP or ISI.

     5. The Operating Partnership agrees to execute and deliver to Lender a new Interest Guaranty in the form attached hereto as Exhibit B (the "New Interest
                                                 ---------
Guaranty") and a new Environmental Guaranty in the form attached hereto as Exhibit C (the "New Environmental Guaranty"). From and after the Effective
---------
Date, wherever the terms "Interest Guaranty," "Environmental Guaranty" and "Guarantors" are used in the Deed of Trust. Loan Agreement or any other Loan Documents, they shall be deemed to include, in addition to such original documents, the New Interest Guaranty, New Environmental Guaranty and Operating Partnership, respectively.

     6. The Interest Guaranty is hereby amended to delete Section 1 in its entirety and to substitute the following provisions in lieu thereof:

         "Section 1. Guarantee and Indemnity.
                     -----------------------

            Section 1.1. Each of the Guarantors, jointly and severally, hereby absolutely and unconditionally guarantees to Lender and its successors, assigns and endorsees the payment to Lender or such successors, assigns and endorsees, following the occurrence of an Event of Default (as defined in the Loan Agreement) under either or both of the Note and the Loan Agreement or following an acceleration of the Loan pursuant to either or both of the Note or the Loan Agreement ("Acceleration"), of interest on the Loan that accrues pursuant to the Note, and that is not paid by Borrower when due and payable under the Note, whether such interest accrued or accrues before or after such an Event of Default; provided, however, that under the terms of this Interest Guaranty Guarantors shall not be liable for (and same shall not constitute any part of the "Obligations" as hereinafter defined) (i) payment of the principal portion of the indebtedness evidenced by the Note (except as in Section 1.3 hereof) or (ii) any interest due under the Note that accrues or has accrued from and after the date that the Premises has been sold at a foreclosure sale or a deed in lieu of foreclosure has been accepted by Lender or its nominee (the "Cut-off Date").

     Section 1.2. Each of the Guarantors, jointly and severally, hereby indemnifies, protects, defends and holds Lender and its successors, assigns and endorsees harmless from and against all liability for all refunds of base rent, additional rent or taxes received by Borrower and owing to the GSA under Paragraphs 22 and 23 of the Solicitation for Offers of the GSA Building Lease, including refunds due to any adjustment to the base rates for additional rents set forth in such sections arising as a result of a government audit of such numbers, in respect of any period prior to (but not after) the Cut-off Date.

     Section 1.3. With respect to the transfer of partnership interests in Borrower referenced in Section 2 of the Consent and Loan Modification Agreement by and between Guarantors, Borrower, Lender, Boston Properties Limited Partnership, and trustees for the Lender (the "Transfer"), counsel for the Borrower has notified the General Services Administration ("GSA") by letter dated May 29, 1997, of the Transfer and has requested the GSA to execute a novation agreement with respect to the lease of the Property for NASA dated June 1, 1990, as amended (the "Lease") reflecting the Transfer to the extent one is required. Each of the Guarantors, jointly and severally, hereby absolutely and unconditionally guarantees to Lender and its successors, assigns and endorsees the payment to Lender or such successors, assigns and endorsees, of the unpaid principal portion of the indebtedness evidenced by the Note if (i) the Lease is terminated in connection with the Transfer, or (ii) Borrower agrees, in connection with obtaining a novation agreement or a written acknowledgment from the GSA that such a novation agreement is not required, to amend or modify the Lease without Lender's consent as provided in Section 1.12(c)(vii) of the Deed of Trust. The guaranty of the Guarantors under this Section 1.3 shall terminate and be null and void upon the receipt of a novation agreement reflecting the Transfer or a written acknowledgment from the GSA that such a novation agreement is not required, in either case without the Borrower having agreed, in connection with obtaining such novation agreement or such written acknowledgment from the GSA that such a novation agreement is not required, to amend or modify the Lease without Lender's consent as provided in Section 1.12(c)(vii) of the Deed of Trust.

            (The obligations of Guarantors to pay interest not paid by Borrower when due and payable under the Note for the period prior to the Cut-off date, Guarantors' indemnities, and Guarantors' guaranty under
            Section 1.3, all as set forth above, are hereinafter, collectively called the "Obligations")."

Further, the Interest Guaranty is hereby amended to add the following sentence at the end of Section 8 thereof:

            "If either Guarantor fails to deliver such financial statement within 120 days next following the end of his fiscal year, such Guarantor agrees to pay to lender, for himself but not for the other Guarantor, a fee in the amount of $500.00 per day, commencing 30 days after written notice from Lender that such Guarantor failed to deliver to lender such financial statement and continuing until such financial statement is delivered to Lender."

        7. Except as set forth in Section 6 above and except as expressly modified below, Initial Guarantors hereby absolutely, unconditionally and fully reaffirm all of their guarantees, obligations and agreements under the Initial Guarantees according to the terms thereof and agree to the provisions of this Agreement. The Initial Guaranties shall continue in full force and effect, however, subject to the last sentence of this paragraph, it is understood and agreed that (i) the breach or failure to perform any representation, warranty or covenant under any Loan Documents, other than the Initial Guarantees, by or about the Initial Guarantors, or (ii) the occurrence of any event to or with respect to the Initial Guarantors, shall not, by itself, constitute a breach, default or Event of Default under any Loan Document, other than the Initial Guarantees. By way of example and not as a limitation on the foregoing, from and after the Effective Date (a) the filing of claims, litigation or judgments against any of the Initial Guarantors, (b) the institution of any bankruptcy, reorganization or insolvency proceedings by or against any of the Initial Guarantors, or the appointment of a receiver or a similar official for any of the properties of any of the Initial Guarantors (or the occurrence of any other events with respect to the Initial Guarantors referenced in Section 2.01(k) of the Deed of Trust), and (c) the failure to comply with any requirements regarding the delivery of certificates, financial statements and other financial information, tax returns or any other documentation or information or notices relating to the Initial Guarantors, shall not constitute a breach, default or Event of Default under any Loan Document, other than the Initial Guarantees. The foregoing provisions of this Section 7 shall in no way limit: (x) the liability or obligations of the Initial Guarantors under the Interest Guaranty or the Environmental Guaranty, or (y) the right of Lender to enforce all remedies directly against any of the Initial Guarantors, for failure to pay or perform the Obligations, or (z) the liability of the Operating Partnership under the New Interest Guaranty and New Environmental Guaranty.

     8. Lender has previously approved the Management Agreement (the "Management Agreement") by and between Borrower and Boston Properties, Inc., a Massachusetts corporation (the "Manager"), dated as of May 1, 1992. Lender hereby consents to the assignment of Manager's interest in the Management Agreement to the Operation Partnership and the Operating Partnership's assumption of the same. Following such assignment, the Operation Partnership agrees (i) to attorn to Lender in the event that Lender takes possession or assumes control of the Property, and (ii) that if an Event of Default shall have occurred under the terms of the Loan Agreement, any payment of the management fee pursuant to the terms of the Management Agreement after the Event of Default shall have occurred shall be subordinate to the repayment of the Loan in accordance with the terms of the Loan Agreement. Lender hereby approves (in accordance with Section 7.16 of the Loan Agreement and Sections 1.16 and 1.18 of the Deed of Trust) the engagement of the Operating Partnership to serve as the manager of the Property in accordance with the Management Agreement.

     9. Lender hereby approves the form of the Amended and Restated Agreement of Limited Partnership of Borrower and the Certificate of Amendment of Limited Partnership delivered to Lender herewith and consents to the restatement of the partnership agreement for Borrower in accordance therewith.

    10. Section 7.30(c) of the Loan Agreement is hereby amended by deleting the word "quarterly" and inserting, in lieu thereof, the word "monthly." Lender agrees that, provided there is no uncured Event of Default under any of the Loan Documents, Borrower may make daily or periodic "sweeps" of its operating accounts into a master operating account maintained by the REIT and/or the Operating Partnership.

    11. The Operating Partnership covenants and agrees to provide Lender with copies of the (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow for the REIT as of and for each fiscal year as set forth in the REIT's annual report on form 10-K, and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow for the REIT as of and for each calendar quarter as set forth in the REIT's quarterly report on form 10-Q, and (iii) promptly upon their becoming available, copies of any registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the REIT with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission.

    12. Borrower warrants and represents to Lender that (a) the financial statements incorporated in the S-11 registration statement of the REIT as filed and made effective by the Securities and Exchange Commission heretofore delivered to Lender are true and correct in all material respects and from the date of such financial statements to the date hereof there has been no material adverse change in the financial condition of the Operating Partnership that would impair its ability to perform its obligations under this Agreement or the New Interest Guaranty or the New Environmental Guaranty, and (b) the IPO and the formation of the

REIT, the Operating Partnership and BP LLC have been completed and the structure set forth in the recitals to this Agreement are true and correct.

       13. The Operating Partnership hereby represents and warrants to Lender as follows: (i) the Operating Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the Operating Partnership has the authority, rights and franchises to own its properties, to carry on its business as now conducted, to perform its obligations under this Agreement, and has made all filings in each jurisdiction in which the character of its business or nature of its properties makes such filings necessary and where not filing could have a material adverse impact on its business; (iii) the Operating Partnership has the authority and legal right to execute, deliver and perform this Agreement and has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement; (iv) no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any court, governmental authority, or third party which has not been obtained is required for the execution, delivery and performance by the Operating Partnership of this Agreement; (v) this Agreement has been executed and delivered by the Operating Partnership and constitutes (and, on the Effective Date of this Agreement will constitute) the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; and (vi) neither the execution nor delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of its partnership agreement, any other contract, any award of any arbitrator or any agreement, instrument, order or judgment or regulation or law to which the Operating Partnership is subject, or to or by which it or its properties or its assets are bound or affected.

       14.   The Borrower hereby represents and warrants to Lender as follows:
(i) the Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the District of Columbia; (ii) the Borrower has the authority, rights and franchises to own its properties, to carry on its business as now conducted, to perform its obligations under this Agreement, and has made all filings in each jurisdiction in which the character of its business or nature of its properties makes such filings necessary and where not filing could have a material adverse impact on its business; (iii) the Borrower has the authority and legal right to execute, deliver and perform this Agreement and has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement; (iv) no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any court, governmental authority, or third party which has not been obtained is required for the execution, delivery and performance by the Borrower of this Agreement; (v) this Agreement has been executed and delivered by the Borrower and constitutes (and, on the Effective Date of this Agreement will constitute) the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and (vi) neither the execution nor delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of its partnership agreement, any other contract, any award of any arbitrator or any agreement, instrument, order or judgment or regulation or law to which the Borrower is subject, or to or by which it or its properties or its assets are bound or affected.

       15. Except as expressly modified above, the Loan Documents are hereby ratified and confirmed by Borrower and shall continue in full force and effect. Borrower and Initial Guarantors acknowledge and agree that as of the Effective Date there exist no offsets, defenses, counterclaims or abatements to their respective obligations under the Loan Documents as modified herein, and, to the knowledge of Borrower and Initial Guarantors, all obligations of Lender thereunder have been fully performed.

       16. Lender hereby represents and warrants as follows: (i) the outstanding principal balance of the Loan as of June 1, 1997 is $122,187,500,
(ii) to Lender's actual knowledge, the Loan is not in default, and (iii) it has received all necessary and appropriate authorizations to enter into and perform this Agreement.

       17. Nothing contained herein shall constitute, or be deemed to constitute, any limitation on the validity or enforceability or priority of the Note, the Deed of Trust or any other Loan Documents as amended hereby nor shall this Agreement be deemed to create any interest different from that created by the Deed of Trust, which interest continues unimpaired and in full force and effect in accordance with the terms of the Deed of Trust. The parties hereto further acknowledge and agree that the "Limitation on Recourse" provisions of the Loan Documents (Section 3.21 of the Deed of Trust, Section 9.21 of the Loan Agreement, Section 11 of the Note and Section 5.15 of the Assignment of Rents) shall continue in full force and effect.

       18. Borrower agrees to pay all out-of-pocket expenses incurred by Lender in connection with the transaction set forth above, including reasonable legal fees and expenses.

       19. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same document. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia. As evidenced by its execution hereof, Lender authorizes and directs Trustee to join herein.

       IN WITNESS WHEREOF, Southwest Market Limited Partnership has caused these presents to be signed in its partnership name by Boston Properties LLC, its general partner, which in turn has caused these presents to be signed in its partnership name by Boston Properties Limited Partnership, its managing member, which in turn has caused these presents to be signed in its partnership name by Boston Properties, Inc., its general partner, as of the day and year first above written, and for the purposes thereof, Boston Properties, Inc. has caused these presents to be signed in its corporate name by Edward H. Linde, its president, attested by _____________, its _________________, and its corporate seal to be affixed hereto, and does hereby constitute and appoint Edward H. Linde as its true and lawful attorney-in-fact for it and in its name to acknowledge and deliver this instrument as the act and deed of such corporation and partnership.

                                     LENDER:
ATTEST:
                                     THE SUMITOMO BANK, LIMITED,
                                      a Japanese banking institution acting
                                      through its NEW YORK BRANCH


______________________               By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________


                         [SIGNATURES CONTINUED ON NEXT PAGE]

                                 BORROWER:
ATTEST:
                                 SOUTHWEST MARKET LIMITED
                                  PARTNERSHIP, a District of Columbia
                                  limited partnership

                                 By:   BOSTON PROPERTIES LLC.
                                        a Delaware limited liability company,
                                        its General Partner

                                       By:  BOSTON PROPERTIES
                                             LIMITED PARTNERSHIP
                                             a Delaware limited partnership
                                             its Managing Member

                                            By:  BOSTON PROPERTIES
                                                  INC., a Delaware corporation

                                                 By: (SIGNATURE APPEARS HERE)
-----------------------                              ------------------------
                                                     Edward H. Linde
                                                     President


                    [Signatures Continued On Next Page]

                                              OPERATING PARTNERSHIP:

ATTEST:
                                              BOSTON PROPERTIES LIMITED
                                               PARTNERSHIP, a Delaware limited
                                               partnership


                                              By:  BOSTON PROPERTIES, INC.,
                                                    a Delaware corporation


                                                By:
--------------------------------                   ----------------------------
                                                     Edward H. Linde
                                                     President


                                              TRUSTEE:


                                              ---------------------------------
                                                          , sole acting trustee


                                              INITIAL GUARANTORS:



                                                 [Signature appears here]
                                              ---------------------------------
                                              Mortimer B. Zuckerman



                                              ---------------------------------
                                              Edward H. Linde